Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Spark Energy, Inc. of our report dated June 10, 2016, relating to the financial statements of Major Energy Services, LLC and Associated Entities, which appear in Spark Energy, Inc.’s Current Report on Form 8-K filed on June 15, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

October 7, 2016